Exhibit 5.6

June 6, 2011

Dycom Investments, Inc.	19940.004
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408

Re:  Dycom Investments, Inc.

Ladies and Gentlemen:

We have acted as special Louisiana counsel to Dycom Investments, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of the Company’s 7.125% Senior Subordinated Notes due 2021 (the “Exchange Notes”) and the full and unconditional guarantees as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by Dycom Industries, Inc., a Florida corporation (the “Parent”), and certain other entities, including Point to Point Communications, Inc., a Louisiana corporation (the “Louisiana Guarantor”; collectively, the “Subsidiary Guarantors,” and, together with the Parent, the “Guarantors”).   Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offer”) up to $187,500,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding 7.125% Senior Subordinated Notes due 2021 issued on January 21, 2011 (the “Old Notes”), which have not been registered under the Securities Act, and to exchange the Exchange Note Guarantees for the full and unconditional guarantees as to the payment of principal and interest on the Old Notes by the Guarantors.  The Exchange Notes and the Exchange Note Guarantees will be or are registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to an indenture, dated as of January 21, 2011 (the “Indenture”), among the Parent, the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

Dycom Investments, Inc.
June 6, 2011

In our capacity as special Louisiana counsel to the Company, we have reviewed originals or copies of the following documents: the Indenture, including the Exchange Note Guarantee by the Louisiana Guarantor (the “Opinion Documents”).

We have also reviewed the following:

(a)           the Registration Statement;

(b)           the Articles of Incorporation of the Louisiana Guarantor, certified by the Secretary of State of the State of Louisiana, as in effect on January 19, 2011;

(c)           a true and correct copy of the Bylaws of Louisiana Guarantor;

(d)           resolutions of the Board of Directors of the Louisiana Guarantor adopted by Unanimous Consent, dated January 5, 2011; and

(e)           a certificate from the Secretary of State of the State of Louisiana dated May 11, 2011 as to the good standing of the Louisiana Guarantor under the laws of the State of Louisiana.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Louisiana Guarantor and such agreements, certificates of public officials, certificates of officers or other representatives of the Louisiana Guarantor and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.  As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon statements, representations and certifications of officers and other representatives of the Louisiana Guarantor, and statements and certifications of public officials and others.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.           The Louisiana Guarantor is validly existing as a corporation and in good standing under the laws of the State of Louisiana.

2.           The Opinion Documents have been duly authorized by the Louisiana Guarantor, and the Indenture has been duly executed and delivered by the Louisiana Guarantor.

Our opinions expressed above are subject to the following qualification: our opinions are limited to the applicable laws of the State of Louisiana, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the Exchange Offer, and may be relied upon by Shearman & Sterling LLP in connection with or as support for its opinions

Dycom Investments, Inc.
June 6, 2011

rendered in connection with the Exchange Offer.  This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Liksow & Lewis,
A Professional Law Corporation